Exhibit 77(q)(1)(e)(2)


June 14, 2004

Michael Gioffre
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

     Pursuant to Section 1 of the Sub-Advisory Agreement dated February 25, 2003, as amended, between ING Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING GET U.S. Core Portfolio - Series 7, ING GET U.S. Core Portfolio - Series 8, and ING GET U.S. Core Portfolio - Series 9, each a newly established series of ING Variable Insurance Trust (the "Portfolios"), upon all of the terms and conditions set forth in the Agreement.

     Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fees indicated for the Portfolios, is attached hereto.

     Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Portfolios by signing below.

                                                     Very sincerely,



                                                     Michael J. Roland
                                                     Executive Vice President
                                                     ING Investments, LLC


ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By:
         -----------------------------------------------------
Name:
         -----------------------------------------------------
Title:                                      , Duly Authorized
         -----------------------------------------------------

                                                       Exhibit 99.77(q)(1)(e)(2)


                               AMENDED SCHEDULE A

                                     to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                       AELTUS INVESTMENT MANAGEMENT, INC.



                                                         Annual Sub-Advisory Fee
                                               ---------------------------------------------
Name of Fund                                   (as a percentage of average daily net assets)
------------
ING GET U.S. Core Portfolio - Series 1                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 2                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 3                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 4                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 5                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 6                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 7                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 8                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 9                  0.1125% Offering Period
                                                        0.270% Guarantee Period

ING GET U.S. Opportunity Portfolio - Series 1           0.1125% Offering Period
                                                        0.3375% Guarantee Period

ING GET U.S. Opportunity Portfolio - Series 2           0.1125% Offering Period
                                                        0.3375% Guarantee Period

ING VP Worldwide Growth Portfolio                               0.4500%